EXHIBIT 99.1

JOINT FILER INFORMATION

Title of Non-Derivative Securities: Ordinary Shares

Issuer & Ticker Symbol: Scottish Re Group Ltd. (SKRRF)

Date of event requiring statement: August 1, 2007

Designated Filer:

Lehman Brothers Holdings Inc.

745 Seventh Avenue

New York, NY 10019

Other Joint Filer Information:

Lehman Brothers Inc., a Delaware corporation, a direct wholly-owned subsidiary of the Reporting Person.

745 Seventh Avenue

New York, NY 10019

Signature of Joint Filer:

LEHMAN BROTHERS INC.

By:	/s/ Karen Corrigan
Name: Karen Corrigan Title: Senior Vice President